Exhibit 23.1
CHISHOLM, BIERWOLF, NILSON & MORRILL, LLC Certified Public Accountants Phone (801) 292-8756 • Fax (801) 292-8809 • www.cbnmcpa.com	Todd D. Chisholm Nephi J. Bierwolf Troy E Nilson Douglas W. Morrill

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Conspiracy Entertainment Holdings, Inc.
Santa Monica, CA

We hereby consent to the incorporation by reference in this Registration Statement on Form 5-8 of Conspiracy Entertainment Holdings, Inc. on Form 5-8, of our report dated April 14, 2010 of our audit of the financial statements of Conspiracy Entertainment Holdings, Inc. for the years ended December 31, 2009 and 2008, which report was included in Conspiracy Entertainment Holdings, Inc.'s Form 10-K which was filed on April 15, 2010, and to all references to our firm included in this Registration Statement. Our report includes an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ Chisholm, Bierwolf, Nilson & Morrill
Chisholm, Bierwolf, Nilson & Morrill
Bountiful, Utah

March 10, 2011

PCAOB Registered, Members of AICPA, CPCAF and UACPA

533 West 2600 South, Suite 25 • Bountiful, Utah 84010	12 South Main, Suite 208, Layton, Utah 84041